News Release

MoneyGram International Reports Fourth Quarter and Full Year 2017 Financial Results
DALLAS (March 16, 2018) -- MoneyGram (NASDAQ:MGI) today reported financial results for its fourth quarter and full year ended December 31, 2017.
Fourth Quarter Financial Results

•	Total revenue of $408.2 million declined 2% on a reported basis and 4% on a constant currency basis compared to fourth quarter 2016.

•	Money transfer revenue results were primarily impacted by softness in the U.S. to U.S. business and slower growth in Africa, partially offset by the translation impact of the weaker U.S. dollar.

◦
Moneygram.com grew 23% primarily from new customer acquisitions. Total Digital money transfer revenue grew 7% over fourth quarter 2016 as strong moneygram.com growth was partially offset by a decline in revenue from kiosks and global economic trends. Digital represented 14% of total money transfer revenue.

•
Operating loss was $56.5 million, a decrease of $79.2 million when compared to fourth quarter 2016, driven by an $85.0 million accrual related to the company's deferred prosecution agreement (the "DPA").

◦
As previously disclosed, the company and the government extended the DPA to provide both parties with additional time to discuss the company's compliance with the DPA. Included in fourth quarter expenses, the company recorded an $85.0 million accrual in connection with a possible resolution of these discussions, which is based on the facts and circumstances known at the present time. However, the company is unable to reasonably estimate the ultimate cost of resolving these discussions, and no assurance can be given that future costs and payments made in connection with this matter will not exceed the amount currently recorded or that the government will not also seek to impose non-monetary remedies or penalties. Furthermore, there can be no assurance that the government will not seek any other remedy, including criminal prosecution and financial penalties, in lieu of an extension of the DPA and monitorship.

•
Net loss was $52.5 million and included a one-time income tax benefit from the re-measurement of deferred tax assets and liabilities resulting from the Tax Cuts and Jobs Act of 2017, which was offset by the tax impact of the DPA accrual.

•
EBITDA was $(24.3) million, a decrease of $79.4 million as compared to fourth quarter 2016. Both net income and EBITDA were impacted by the accrual related to the DPA discussed above, $2.0 million of costs incurred in connection with the terminated merger with Ant Financial and an increase in direct monitor costs.

•
Adjusted EBITDA was $71.3 million, a 10% increase on a reported basis and an 8% increase on a constant currency basis compared to fourth quarter 2016. Adjusted EBITDA margin was 17.5% as compared to 15.5% for fourth quarter 2016.

•	Diluted loss per share was $0.83 compared to diluted earnings per share of $0.11 in the fourth quarter 2016.

•	Adjusted Free Cash Flow was $25.7 million for the quarter.

Full Year 2017 Financial Results

•	Total revenue of $1,602.1 million declined 2% on a reported and constant currency basis compared to 2016.

◦
Moneygram.com grew 25% primarily from new customer acquisitions. Total Digital money transfer revenue grew 9% over the prior year as strong moneygram.com growth was partially offset by the aforementioned decline in revenue from kiosks and global economic trends. Digital represented 14% of total money transfer revenue.

•
Net loss was $29.8 million as compared to net income of $15.9 million in 2016, and included the aforementioned income tax impact. EBITDA was $135.7 million and decreased by $85.7 million when compared to 2016 primarily due to the $85.0 million accrual related to the DPA, which also impacted net loss.

•	Net loss and EBITDA included $12.7 million of costs incurred in connection with the terminated merger with Ant Financial.

•	Adjusted EBITDA was $275.9 million, a 5% increase on a reported and constant currency basis compared to 2016.

•	Adjusted Free Cash Flow was $105.1 million, an increase of $9.0 million from 2016.

•	Ending cash and cash equivalent balance of $190.0 million at end of 2017 compared to $157.2 million at end of 2016.

“In 2017 we continued to make progress on our journey toward becoming a digitally-enabled customer-centric organization while further increasing investments in compliance enhancements to protect our customers,” said Alex Holmes, MoneyGram's chairman and chief executive officer. “Despite softness in top-line growth, our focus on efficiencies and profitability enabled us to achieve year-over-year adjusted EBITDA growth.”
Mr. Holmes continued, “During the year, we increased our digital assets through moneygram.com, launched MobilePass, and strengthened our direct-to-account strategy. We entered 2018 with strong momentum and already launched moneygram.com in Spain and France and enhanced our digital money transfer offering through a pilot with Ripple and a partnership with GCash. We are proud of these accomplishments and are confident that by continuing to execute on initiatives to accelerate our digital transformation, optimize our physical network, focus on margin and become the leader in compliance, we will be well positioned for future value creation."

The company will provide financial guidance and operational information during its first quarter 2018 earnings call.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the expected timetable for completing the proposed transaction. These statements are subject to numerous risks and uncertainties, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of a competing "white label" branded money transfer product or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents; uncertainties relating to compliance with and the impact of the DPA entered into with the U.S. federal government and the effect of the DPA on our reputation and business; regulations addressing consumer privacy, data use and security; our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our offering of money transfer services through agents in regions that are politically volatile; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which rely; disruptions to our computer network systems and data centers; weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; the financial health of certain European countries or the secession of a country from the European Union; our ability to manage credit risks from our agents and official check financial institution customers; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2016.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram’s SEC filings. MoneyGram’s filings may be obtained by contacting MoneyGram or the SEC or through MoneyGram’s web site at corporate.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.

###

Non-GAAP Measures
In addition to results presented in accordance with GAAP, this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Segment Reconciliations
Table Four	-	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	-	Adjusted Net Income and Adjusted Diluted EPS
Table Six	-	Condensed Consolidated Balance Sheets
Table Seven	-	Condensed Consolidated Statements of Cash Flows
Table Eight	-	Correction of Prior Period Results

About MoneyGram International
MoneyGram is a global provider of innovative money transfer services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in select markets. More information about MoneyGram International, Inc. is available at moneygram.com.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended December 31,		2017 vs	Twelve Months Ended December 31,		2017 vs
	2017	2016(1)	2016	2017	2016(1)	2016

REVENUE
Fee and other revenue	$399.4	$410.9	$(11.5)	$1,560.9	$1,612.4	$(51.5)
Investment revenue	8.8	5.3	3.5	41.2	18.0	23.2
Total revenue	408.2	416.2	(8.0)	1,602.1	1,630.4	(28.3)

Total revenue growth, as reported	(2)%	3%		(2)%	6%
Total revenue growth, constant currency	(4)%	4%		(2)%	7%

OPERATING EXPENSES
Commissions expense	196.0	199.5	(3.5)	772.2	795.6	(23.4)
Compensation and benefits	70.2	76.8	(6.6)	277.7	295.7	(18.0)
Transaction and operations support	162.1	82.4	79.7	402.3	309.5	92.8
Occupancy, equipment and supplies	17.1	15.1	2.0	66.1	61.9	4.2
Depreciation and amortization	19.3	19.7	(0.4)	75.1	79.9	(4.8)
Total operating expenses	464.7	393.5	71.2	1,593.4	1,542.6	50.8
OPERATING (LOSS) INCOME	(56.5)	22.7	(79.2)	8.7	87.8	(79.1)
Other expense
Interest expense	11.7	11.2	0.5	45.3	45.0	0.3
Debt extinguishment costs	—	0.3	(0.3)	—	0.3	(0.3)
Total other expense	11.7	11.5	0.2	45.3	45.3	—
(Loss) income before income taxes	(68.2)	11.2	(79.4)	(36.6)	42.5	(79.1)
Income tax (benefit) expense	(15.7)	4.1	(19.8)	(6.8)	26.6	(33.4)
NET (LOSS) INCOME	$(52.5)	$7.1	$(59.6)	$(29.8)	$15.9	$(45.7)

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.83)	$0.11	$(0.94)	$(0.47)	$0.26	$(0.73)
Diluted	$(0.83)	$0.11	$(0.94)	$(0.47)	$0.24	$(0.71)

Weighted-average outstanding common shares and equivalents used in computing (loss) earnings per share
Basic	63.1	61.9	1.2	62.9	62.3	0.6
Diluted	63.1	66.4	(3.3)	62.9	65.9	(3.0)

(1) 2016 financial information includes the corrections outlined in Table 8.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2017 vs	Twelve Months Ended December 31,		2017 vs
	2017	2016	2016	2017	2016	2016

Money transfer revenue	$366.4	$369.9	$(3.5)	$1,421.8	$1,456.2	$(34.4)
Bill payment revenue	20.2	25.6	(5.4)	86.3	97.5	(11.2)
Total revenue	$386.6	$395.5	$(8.9)	$1,508.1	$1,553.7	$(45.6)

Total commissions expense	$193.0	$198.3	$(5.3)	$762.2	$791.9	$(29.7)

Operating (loss) income	$(56.1)	$25.8	$(81.9)	$4.9	$95.8	$(90.9)

Operating margin	(14.5)%	6.5%		0.3%	6.2%

Money transfer revenue growth, as reported	(1)%	3%		(2)%	7%
Money transfer revenue growth, constant currency	(3)%	4%		(2)%	8%

Financial Paper Products
	Three Months Ended December 31,		2017 vs	Twelve Months Ended December 31,		2017 vs
(Amounts in millions, except percentages)	2017	2016	2016	2017	2016	2016

Money order revenue	$13.0	$12.6	$0.4	$55.0	$50.8	$4.2
Official check revenue	8.6	7.0	1.6	39.0	24.8	14.2
Total revenue	$21.6	$19.6	$2.0	$94.0	$75.6	$18.4

Total commissions expense	$3.1	$1.2	$1.9	$10.0	$3.7	$6.3

Operating income	$5.0	$4.9	$0.1	$31.8	$18.5	$13.3

Operating margin	23.1%	25.0%		33.8%	24.5%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2017 vs	Twelve Months Ended December 31,		2017 vs
	2017	2016	2016	2017	2016	2016

Revenue (as reported)	$386.6	$395.5	$(8.9)	$1,508.1	$1,553.7	$(45.6)

Adjusted operating income	$37.4	$33.8	$3.6	$127.7	$131.3	$(3.6)

Legal and contingent matters	(85.0)	—	(85.0)	(85.0)	—	(85.0)
Compliance enhancement program	(0.8)	(1.9)	1.1	(7.5)	(8.9)	1.4
Direct monitor costs	(3.4)	(1.8)	(1.6)	(16.0)	(9.1)	(6.9)
Stock-based compensation expense	(3.1)	(3.8)	0.7	(13.1)	(16.1)	3.0
Severance and related costs	(1.2)	(0.5)	(0.7)	(1.2)	(1.4)	0.2
Total adjustments	(93.5)	(8.0)	(85.5)	(122.8)	(35.5)	(87.3)

Operating income (as reported)	$(56.1)	$25.8	$(81.9)	$4.9	$95.8	$(90.9)

Adjusted operating margin	9.7%	8.5%		8.5%	8.5%
Total adjustments	(24.2)%	(2.0)%		(8.1)%	(2.3)%
Operating margin (as reported)	(14.5)%	6.5%		0.3%	6.2%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended December 31,		2017 vs	Twelve Months Ended December 31,		2017 vs
	2017	2016	2016	2017	2016	2016

Revenue (as reported)	$21.6	$19.6	$2.0	$94.0	$75.6	$18.4

Adjusted operating income	$5.8	$5.6	$0.2	$34.7	$21.3	$13.4

Compliance enhancement program	(0.4)	(0.3)	(0.1)	(1.5)	(1.1)	(0.4)
Stock-based compensation expense	(0.4)	(0.4)	—	(1.4)	(1.7)	0.3
Total adjustments	(0.8)	(0.7)	(0.1)	(2.9)	(2.8)	(0.1)

Operating income (as reported)	$5.0	$4.9	$0.1	$31.8	$18.5	$13.3

Adjusted operating margin	26.9%	28.6%		36.9%	28.2%
Total adjustments	(3.7)%	(3.6)%		(3.1)%	(3.7)%
Operating margin (as reported)	23.1%	25.0%		33.8%	24.5%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended December 31,		2017 vs	Twelve Months Ended December 31,		2017 vs
	2017	2016(1)	2016	2017	2016(1)	2016

(Loss) income before income taxes	$(68.2)	$11.2	$(79.4)	$(36.6)	$42.5	$(79.1)
Interest expense	11.7	11.2	0.5	45.3	45.0	0.3
Depreciation and amortization	19.3	19.7	(0.4)	75.1	79.9	(4.8)
Signing bonus amortization	12.9	13.0	(0.1)	51.9	54.0	(2.1)
EBITDA	(24.3)	55.1	(79.4)	135.7	221.4	(85.7)

Significant items impacting EBITDA:
Legal and contingent matters (2)	84.0	0.9	83.1	85.9	2.3	83.6
Stock-based, contingent and incentive compensation	3.5	4.1	(0.6)	14.5	19.0	(4.5)
Direct monitor costs	3.4	1.8	1.6	16.0	9.1	6.9
Costs incurred in connection with the terminated merger with Ant Financial (3)	2.0	—	2.0	12.7	—	12.7
Severance and related costs	1.5	0.5	1.0	1.5	1.9	(0.4)
Compliance enhancement program	1.2	2.3	(1.1)	9.6	10.3	(0.7)
Adjusted EBITDA	$71.3	$64.7	$6.6	$275.9	$264.0	$11.9

Adjusted EBITDA margin (4)	17.5%	15.5%	2.0%	17.2%	16.2%	1.0%

Adjusted EBITDA growth, as reported	10%			5%
Adjusted EBITDA growth, constant currency adjusted	8%			5%

Adjusted EBITDA	$71.3	$64.7	$6.6	$275.9	$264.0	$11.9
Cash payments for interest	(10.8)	(10.2)	(0.6)	(41.9)	(41.6)	(0.3)
Cash payments for taxes, net of refunds	1.4	(2.4)	3.8	(5.0)	(9.5)	4.5
Cash payments for capital expenditures	(20.5)	(22.4)	1.9	(83.6)	(82.8)	(0.8)
Cash payments for agent signing bonuses	(15.7)	(16.8)	1.1	(40.3)	(34.0)	(6.3)
Adjusted Free Cash Flow	$25.7	$12.9	$12.8	$105.1	$96.1	$9.0

(1) 2016 financial information includes the corrections outlined in Table 8.
(2) 2017 primarily includes an $85.0 million accrual related to the DPA net of a one-time insurance settlement of $1.3 million.
(3) Costs include, but are not limited to, legal, investment banking and consultant fees and other one-time integration planning costs.
(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2017	2016(1)	2017	2016(1)

Net (loss) income	$(52.5)	$7.1	$(29.8)	$15.9

Total adjustments (2)	95.6	9.6	140.2	42.6

Tax impacts of adjustments (3)	(4.2)	(3.6)	(19.8)	(15.5)
Tax reform impact(4)	(22.8)	—	(22.8)	—
Tax adjustments (5)	—	—	—	7.7
Adjusted net (loss) income	$16.1	$13.1	$67.8	$50.7

Diluted (loss) earnings per common share	$(0.83)	$0.11	$(0.47)	$0.24

Diluted adjustments per common share	1.09	0.09	1.55	0.53

Diluted adjusted (loss) earnings per common share	$0.26	$0.20	$1.08	$0.77

Diluted weighted-average outstanding common shares and equivalents	63.1	66.4	62.9	65.9

(1) 2016 financial information includes the corrections outlined in Table 8.
(2) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(3) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(4) One-time net benefit from the remeasurement of deferred tax assets and liabilities due to the Tax Cuts and Jobs Act of 2017.
(5) Represents adjustments to income tax expense for an IRS tax litigation matter and a change to an uncertain tax position.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	December 31, 2017	December 31, 2016(1)
ASSETS
Cash and cash equivalents	$190.0	$157.2
Settlement assets	3,756.9	3,634.3
Property and equipment, net	214.9	201.0
Goodwill	442.2	442.2
Other assets	168.5	162.7
Total assets	$4,772.5	$4,597.4

LIABILITIES
Payment service obligations	$3,756.9	$3,634.3
Debt, net	908.1	915.2
Pension and other postretirement benefits	97.3	99.0
Accounts payable and other liabilities	255.5	164.5
Total liabilities	5,017.8	4,813.0

STOCKHOLDERS’ DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at December 31, 2017 and December 31, 2016	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at December 31, 2017 and December 31, 2016	0.6	0.6
Additional paid-in capital	1,034.8	1,020.3
Retained loss	(1,336.1)	(1,252.6)
Accumulated other comprehensive loss	(63.0)	(56.1)
Treasury stock: 4,585,223 and 6,058,856 shares at December 31, 2017 and December 31, 2016, respectively	(65.5)	(111.7)
Total stockholders’ deficit	(245.3)	(215.6)
Total liabilities and stockholders’ deficit	$4,772.5	$4,597.4

(1) 2016 financial information includes the corrections outlined in Table 8.

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions)	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(29.8)	$15.9
Adjustments to reconcile net income to net cash provided by operating activities	162.3	105.0
Net cash provided by operating activities	132.5	120.9

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(83.6)	(82.8)
Net cash used in investing activities	(83.6)	(82.8)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(9.8)	(30.3)
Proceeds from exercise of stock options and other	1.7	—
Stock repurchases	—	(11.7)
Payments to tax authorities for stock-based compensation	(8.0)	(2.7)
Payment for contingent consideration	—	(0.7)
Net cash used in financing activities	(16.1)	(45.4)
NET CHANGE IN CASH AND CASH EQUIVALENTS	32.8	(7.3)

CASH AND CASH EQUIVALENTS—Beginning of period	157.2	164.5
CASH AND CASH EQUIVALENTS—End of period	$190.0	$157.2

TABLE EIGHT
MONEYGRAM INTERNATIONAL, INC.
CORRECTION OF PRIOR PERIOD RESULTS
(Unaudited)

(Amounts in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2016	2016	2016
	Previously Reported	Corrected (1)	Previously Reported	Corrected (1)

Consolidated Results
Compensation and benefits	$76.6	$76.8	$295.1	$295.7
Income before income taxes	11.4	11.2	43.1	42.5
Income tax expense	4.2	4.1	26.8	26.6
NET INCOME	$7.2	$7.1	$16.3	$15.9

EBITDA	$55.3	$55.1	$222.0	$221.4
Adjusted EBITDA	$64.9	$64.7	$264.6	$264.0

EARNINGS PER COMMON SHARE
Basic	$0.12	$0.11	$0.26	$0.26
Diluted	$0.11	$0.11	$0.25	$0.24

			December 31, 2016
			Previously Reported	Corrected (1)

Balance Sheet
Pension and other postretirement benefits			$87.6	$99.0
Accounts payable and other liabilities			168.7	164.5
Retained loss			(1,247.6)	(1,252.6)
Accumulated other comprehensive loss			$(53.9)	$(56.1)

(1) During 2017, the Company corrected an error with respect to the Pension Plan. Accordingly, Company adjusted its consolidated financial statements for the period ended December 31, 2016. The adjustment has no impact to "Total liabilities and stockholders' deficit" on the Consolidated Balance Sheets as of December 31, 2016 and “Net cash provided by operating activities” on the Consolidated Statements of Cash Flows for the year ended December 31, 2016.

CONTACT:
MoneyGram International, Inc.
Suzanne Rosenberg
214-979-1400
ir@moneygram.com

Media Relations:
Michelle Buckalew
214-979-1418
media@moneygram.com